Conner & Associates, PC
CERTIFIED PUBLIC ACCOUNTANTS
110 SOUTH STATE STREET
SUITE 200
NEWTOWN, PENNSYLVANIA 18940

215/860-3322
fax 215/860-3653

16 September 2009

Mr. John D. Lane, Director
Mr. David A. Rappaport, Director
Lane Co. #3, Inc.
333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328

Re:	Lane Co. #3, Inc.

Dear Mr. Lane & Mr. Rappaport:

Because we have made several business decisions regarding the direction of our firm’s SEC audit practice, regrettably, please be advised that Conner & Associates, PC resigns effective this date as Lane Co. #3, Inc’s Independent Registered Public Accounting Firm.

Because this is a reportable event under the SEC’s rules, you are required to file the Form 8-K with the SEC within 4 days of the date of this letter.

We will need to review the Form 8-K before it is filed with the SEC.

In the event that you do not file the Form 8-K within the prescribed time frame, we are required to mail this letter to the SEC as formal notification as to our firm’s resignation.

Thank you and we wish you the best.

Very truly yours,

CONNER & ASSOCIATES, PC

/s/ CONNER & ASSOCIATES, PC

CA:
cc:	Virginia K. Sourlis, Esq.
Fred Brasch

REGISTERED FIRM OF THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD (PCAOB)
MEMBER FIRM OF CPACONNECT
RECIPIENT OF THE PHILADELPHIA 100 AWARD
www.connercpa.com